                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            S&K Famous Brands, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     S & K Famous Brands, Inc.

  [LOGO]                                   P.O. Box 31800
                                   Richmond, Virginia 23294-1800

                             Notice of Annual Meeting of Shareholders
                                      to be held May 18, 2000

To the Shareholders of
S & K Famous Brands, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of S & K Famous Brands, Inc. (the "Company") will be held at the Hyatt Richmond Hotel located at 6624 West Broad Street, Richmond, Virginia, at 10:00 a.m., E.D.T., on Thursday, May 18, 2000, for the following purposes:

  1. To elect eight (8) directors to serve for the ensuing year.

  2. To approve the Company's 2000 Stock Purchase Loan Plan.

  3. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the current year.

  4. To transact such other business as may come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 5, 2000, as the record date for the determination of Shareholders entitled to notice and to vote at the meeting and any adjournments thereof.

                                         By Order of the Board of Directors,

                                          /s/ Robert E. Knowles

                                         Robert E. Knowles
                                         Secretary

April 7, 2000

 PLEASE FILL IN, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

S & K FAMOUS BRANDS, INC.
P.O. BOX 31800
RICHMOND, VIRGINIA 23294-1800

PROXY STATEMENT

Annual Meeting of Shareholders
to be held May 18, 2000

 The enclosed proxy is solicited on behalf of the Board of Directors of S & K Famous Brands, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company, to be held May 18, 2000, or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. This Proxy Statement and related form of proxy are first being mailed to the Shareholders of the Company on or about April 7, 2000.

 The close of business on April 5, 2000, has been fixed by the Board of Directors as the record date for determination of Shareholders entitled to notice of and to vote at the meeting. As of the close of business on that date, there were 4,612,560 shares of Common Stock, par value $.50 per share, of the Company ("Common Stock") outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.

 Proxies may be revoked at any time before exercise by written notice to the Company, by submitting a substitute proxy, or by attending the meeting and voting in person. Shares represented by proxies in the form enclosed, if properly executed and returned, will be voted as specified, but when no specification is made, the shares will be voted for the election of the nominees for director named herein and for each of the other proposals described herein.

 Except for the election of directors, action on a matter submitted to the shareholders will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. With respect to the election of directors, the eight nominees receiving the greatest number of votes cast for the election of directors will be elected. Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

 The cost of the solicitation of proxies will be borne by the Company. Solicitation will be primarily by mail. However, directors and officers of the Company may also solicit proxies by telephone, telegraph or personal interview but will receive no compensation therefor other than their regular salaries. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to the beneficial owners of such shares.

 The principal executive offices of the Company are located at 11100 West Broad Street, P. O. Box 31800, Richmond,Virginia 23294-1800.

Security Ownership of Certain Beneficial Owners

 The table below presents certain information as to the only persons known to the Company to be the beneficial owners of more than 5% of the Common Stock of the Company as of March 17, 2000. Except as otherwise noted, each of the beneficial owners listed below has sole voting and investment power with respect to the shares listed.

-----------------------------------------------------------------------
                                               Amount and
             Name and Address of               Nature of       Percent
              Beneficial Owner                 Ownership       of Class
-----------------------------------------------------------------------
Stuart C. Siegel                               1,501,369(/1/)    32.6
P.O. Box 31800
Richmond, VA 23294-1800

T. Rowe Price Associates, Inc.                   454,000(/2/)     9.9
T. Rowe Price Small-Cap
 Value Fund, Inc.
100 E. Pratt Street
Baltimore, MD 21202

FMR Corp. and related persons                    417,500(/3/)     9.1
Fidelity Low-Priced Stock Fund
82 Devonshire Street
Boston, MA 02109

Dimensional Fund  Advisors, Inc.                 406,200(/4/)     8.8
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Franklin Resources, Inc. and  related persons    250,000(/5/)     5.4
777 Mariners Island Boulevard
San Mateo, CA 94404
Franklin Advisory  Services, LLC
One Parker Plaza, 16th Floor
Fort Lee, NJ 07024
-----------------------------------------------------------------------

 (/1/) Includes 172,192 shares held in trust for the benefit of Sara E. Rose, David A. Rose and Howard L. Rose, the children of Mr. Siegel's sister, Judith
R. Becker. Stuart C. Siegel is trustee and exercises voting and investment power with respect to these shares.

 (/2/) These shares are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which has sole voting power with respect to 425,000 of these shares), which T. Rowe Price Associates, Inc. ("Price Associates"), serves as investment advisor. Price Associates has sole investment power with respect to all of these shares and sole voting power with respect to 29,000 of these shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of these shares. The information provided is as of December 31, 1999.

 (/3/) FMR Corp., through its wholly-owned subsidiary, Fidelity Management & Research Company ("Fidelity"), has sole investment power with respect to all of these shares. Fidelity's beneficial ownership of these shares results from its acting as investment advisor to Fidelity Low-Priced Stock Fund, an investment company and the owner of the shares. Fidelity votes these shares under written guidelines established by the Board of Trustees of the Fidelity Low-Priced Stock Fund. Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., and other members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The information provided is as of December 31, 1999.

 (/4/) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts and other investment vehicles for which Dimensional serves as investment advisor or manager. Dimensional has sole investment and voting power with respect to all of these shares. Dimensional disclaims beneficial ownership of all such shares. The information provided is as of December 31, 1999.

 (/5/) Franklin Resources, Inc. ("FRI"), through its subsidiary, Franklin Advisory Services, LLC ("Franklin"), has sole voting and investment power with respect to all of these shares. Franklin's beneficial ownership of these shares results from its acting as an investment advisor to one or more investment companies and other managed accounts. Charles B. Johnson and Rupert
H. Johnson, Jr. are the principal shareholders of FRI and may be deemed the beneficial owner of securities held by persons and entities advised by FRI's subsidiaries. Each of FRI, Franklin, Charles B. Johnson and Rupert H. Johnson, Jr. disclaims beneficial ownership of these shares. The information provided is as of December 31, 1999.

Security Ownership of Management

 The table below presents certain information as to the beneficial ownership of the Company's Common Stock by (i) each director and nominee, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers, directors and nominees as a group, as of March 17, 2000. Except as otherwise noted, each of the persons named below has sole voting and investment power with respect to the shares listed.

------------------------------------------------
                        Amount and
                        Nature of
       Name of          Beneficial      Percent
   Beneficial Owner     Ownership       of Class
------------------------------------------------
Stuart C. Siegel        1,501,369(/1/)    32.6
Robert L. Burrus, Jr.       1,000            *
Donald W. Colbert         289,900(/2/)     6.1
Selwyn S. Herson              600            *
Andrew M. Lewis             1,000            *
Steven A. Markel            2,000            *
Troy A. Peery, Jr.          1,000            *
Marshall B. Wishnack        1,000(/3/)       *
Robert J. Taphorn          88,986(/4/)     1.9
Robert E. Knowles         157,075(/5/)     3.4
Weldon J. Wirick, III      63,770(/6/)     1.4
All directors and
 executive officers as
 a group (12 persons)   2,121,674(/7/)    43.4
------------------------------------------------

 * Less than 1% of class

 (/1/) See Note 1 under Security Ownership of Certain Beneficial Owners.

 (/2/) Includes 124,800 shares subject to options exercisable within 60 days.

 (/3/) Includes 1,000 shares owned jointly by Mr. Wishnack and his wife as to which Mr. Wishnack may be deemed to share voting and investment power.

 (/4/) Includes 41,600 shares subject to options exercisable within 60 days.

 (/5/) Includes 3,500 shares owned jointly by Mr. Knowles and his wife as to which Mr. Knowles may be deemed to share voting and investment power. Also includes 81,600 shares subject to options exercisable within 60 days.

 (/6/) Includes 35,100 shares subject to options exercisable within 60 days.

 (/7/) Includes 4,500 shares owned jointly by a director or an executive officer and their spouses as to which such individuals may be deemed to share voting and investment power. Also includes 287,900 shares subject to options exercisable within 60 days.

                                PROPOSAL NO. 1
                             Election of Directors

General

 Eight directors are to be elected to hold office until the next Annual Meeting of Shareholders is held and their successors are elected. All of the eight nominees for election to the Board of Directors are presently serving as directors. Under the Company's Bylaws each of the present directors will hold office until his successor has been elected at the Annual Meeting of Shareholders.

 The persons named as proxies in the accompanying proxy intend to vote for the election of only the eight persons named below unless the proxy specifies otherwise. It is expected that each of these nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason (which event is not now anticipated) the proxies will vote the proxy for the remaining nominees and such other person as the Board of Directors may designate.

Information Regarding Nominees

 The following table sets forth certain information regarding each nominee.

----------------------------------------------------------------------------------------------

                            Director     Principal Occupation          Present Positions and
       Nominee          Age  Since    During the Last Five Years     Offices with the Company
----------------------------------------------------------------------------------------------
Stuart C. Siegel         57   1970   Chairman of the Board of      Chairman of the Board of
                                      Directors and Chief           Directors; Chief Executive
                                      Executive Officer of the      Officer; Director
                                      Company

Robert L. Burrus, Jr.    65   1979   Partner in law firm of        Director; Chairman,
                                      McGuire, Woods, Battle &      Compensation Committee
                                      Boothe LLP, Richmond,
                                      Virginia

Donald W. Colbert        50   1985   President and Chief           President; Chief Operating
                                      Operating Officer of the      Officer; Director
                                      Company

Selwyn S. Herson         47   1992   President of NextLeft, Inc.,  Director; Member,
                                      an internet services firm,    Compensation Committee
                                      since January 2000;
                                      President of The Windsor
                                      Park Group, a consulting
                                      firm, prior to January 2000

Andrew M. Lewis, Ph.D.   54   1983   Assistant Professor,          Director; Member,
                                      Virginia Commonwealth         Compensation Committee
                                      University, since December
                                      1993

Steven A. Markel         51   1996   Vice Chairman of Markel       Director; Member, Audit
                                      Corporation, a specialty      Committee
                                      property and casualty
                                      insurer

Troy A. Peery, Jr.       53   1996   Formerly President and Chief  Director; Member, Audit and
                                      Operating Officer of          Compensation Committees
                                      Heilig-Meyers Company, a
                                      specialty retailer of home
                                      furnishings, until February
                                      1999

Marshall B. Wishnack     53   1992   Formerly Chairman and Chief   Director; Chairman, Audit
                                      Executive Officer of First    Committee
                                      Union Securities, an
                                      investment banking firm,
                                      from April 1996 to December
                                      1999; President and Chief
                                      Executive Officer of Wheat
                                      First Union prior to April
                                      1996
----------------------------------------------------------------------------------------------

 Robert L. Burrus, Jr. is also a director of CSX Corporation, Heilig-Meyers Company, Concepts Direct, Inc., and Smithfield Foods, Inc.

 Steven A. Markel is also a director of Markel Corporation.

 Troy A. Peery, Jr., is also a director of Open Plan Systems, Inc.

 Marshall B. Wishnack is also a director of Land America Financial Group.

Certain Relationships and Related Transactions

 The Company leases certain premises at 6005 North Crestwood Avenue and the adjacent store at 5918 West Broad Street, Richmond, Virginia, totaling approximately 22,000 square feet, from Yetta Siegel-Flax pursuant to a lease which expires in 2002. The fiscal 2000 rent was $141,000. Yetta Siegel-Flax is the mother of Stuart C. Siegel. The Company operates the store at 5918 West Broad Street and has sublet the 6005 North Crestwood Avenue premises with fiscal 2000 income of $71,000.

 The Company leases its store at the Gayton Crossing Shopping Center, Richmond, Virginia, totaling approximately 4,500 square feet, from Stuart C. Siegel pursuant to a lease which expires in 2006. The fiscal 2000 rent paid to Mr. Siegel was $48,000.

 The Company believes that the rent and other terms provided in the above two leases are fair and reasonable to the Company as a tenant, are comparable to the rental terms for similar properties in the same general locations and are as favorable to the Company as if entered into with an unaffiliated party.

Committees of the Board of Directors

 The committees of the Board of Directors of the Company consist of an Audit Committee and a Compensation Committee.

 Messrs. Wishnack, Markel and Peery are the members of the Audit Committee. The Audit Committee's principal responsibilities include recommending to the Board of Directors the firm of independent accountants to be retained by the Company; reviewing with the Company's independent accountants the scope and results of their audits; reviewing with the independent accountants and management the Company's accounting and reporting principles, policies and practices; and reviewing the adequacy of the Company's accounting and financial controls. This Committee met twice during the fiscal year ended January 29, 2000.

 Messrs. Burrus, Lewis, Herson and Peery are the members of the Compensation Committee. The Compensation Committee has responsibility for recommending to the Board of Directors the compensation levels and benefits for directors and officers; administering the Company's stock incentive plans and the 1995 stock purchase loan plan; reviewing the administration of the Company's savings/profit sharing plan; and advising the Board of Directors and management regarding general personnel policies. This Committee met four times during the fiscal year ended January 29, 2000.

Attendance

 The Board of Directors held four meetings during the fiscal year ended January 29, 2000. All directors attended 85 percent or more of the aggregate number of meetings of the Board and committees of the Board on which they served.

Directors' Compensation

 Each director who is not an employee of the Company is paid a yearly retainer of $3,600 and a fee of $300 for each Board meeting and for each Board committee meeting attended.

 Each non-employee director also participates in the Company's Stock Deferral Plan for Outside Directors. Under this plan, at the end of every three-month period, each director receives shares of Company Stock with a market value of $1,000. Payment of the shares is deferred for income tax purposes until the director's retirement from the Board of Directors.

                            EXECUTIVE COMPENSATION

 The table below summarizes certain information relating to compensation during the three fiscal years ended January 29, 2000, of the five most highly compensated executive officers of the Company.

                          Summary Compensation Table

------------------------------------------------------------------------------------------------

                                                   Long Term Compensation
                                               -------------------------------
                                   Annual
                                Compensation           Awards          Payouts
                               --------------- ----------------------- -------
                       Fiscal                  Restricted  Securities
                        Year                     Stock     Underlying   LTIP       All Other
  Name and Principal    Ended  Salary   Bonus   Award(s)  Options/SARs Payouts Compensation(/1/)
       Position        January   ($)     ($)      ($)         (#)        ($)          ($)
------------------------------------------------------------------------------------------------
Stuart C. Siegel        2000   489,800       0      0             0        0        136,000
 Chairman of the Board  1999   499,000 195,200      0             0        0        120,200
 and CEO                1998   498,400 352,500      0             0        0        112,900

Donald W. Colbert       2000   350,700       0      0        25,700        0         33,500
 President and COO      1999   356,000 103,500      0        23,000        0         38,000
                        1998   349,300 182,200      0        24,000        0         49,800

Robert J. Taphorn       2000   226,100       0      0        12,800        0         13,100
 Executive VP           1999   224,400  63,500      0        10,500        0         12,800
                        1998   220,100 108,200      0        11,000        0         15,000

Robert E. Knowles       2000   206,000       0      0        12,800        0         18,500
 Executive VP and       1999   209,300  49,200      0        10,500        0         20,200
 CFO, Secretary and
  Treasurer             1998   205,700  87,000      0        11,000        0         25,000

Weldon J. Wirick, III   2000   123,200       0      0         4,000        0          1,400
 Senior VP              1999   123,600   6,900      0         4,000        0          3,700
                        1998   124,100  14,200      0         5,000        0          6,800
------------------------------------------------------------------------------------------------

 (/1/) Includes Company contributions under the Employee Savings/Profit Sharing Plan, the net value of the benefit to the named executives of the portion of the premiums paid by the Company under the Split Dollar Life Insurance Plan and amounts of interest forgiven under the Stock Purchase Loan Plan. During the fiscal year ended January 29, 2000, (i) Company contributions allocated under the Employee's Savings/Profit Sharing Plan to Messrs. Siegel, Colbert, Taphorn, Knowles and Wirick were $1,500 each; (ii) the dollar values of the benefit of premiums paid by the Company (using an eight percent interest rate) under the Split Dollar Life Insurance Plan for Messrs. Siegel, Colbert, Taphorn and Knowles were $134,500, $32,000, $11,600 and $17,000, respectively; and (iii) no interest was forgiven under the Stock Purchase Loan Plan.

 The following table sets forth information with respect to options granted during the fiscal year ended January 29, 2000 for each of the executive officers for whom information is given in the Summary Compensation Table.

                  Options/SAR Grants in Last Fiscal Year(/1/)

---------------------------------------------------------------------------------------------------------------------

                                                                                              Potential Realizable
                                                                                                Value at Assumed
                                                                                                 Annual Rates of
                                                                                            Stock Price Appreciation
                                    Individual Grants                                         for Option Term(/4/)
------------------------------------------------------------------------------------------- -------------------------
                       Number of Securities  % of Total Options/SARs Exercise or
                        Underlying Options/   Granted to Employees   Base Price  Expiration
        Name           SARs Granted (#)(/2/)     in Fiscal Year      ($/Sh)(/3/)    Date       5% ($)      10% ($)
---------------------------------------------------------------------------------------------------------------------
Stuart C. Siegel                   0                    N/A               N/A          N/A           N/A          N/A
Donald W. Colbert             25,700                  27.3%             $8.41    9/24/2007       103,100      247,100
Robert J. Taphorn             12,800                  13.6%             $8.41    9/24/2007        51,400      123,100
Robert E. Knowles             12,800                  13.6%             $8.41    9/24/2007        51,400      123,100
Weldon J. Wirick, III          4,000                   4.2%             $8.41    9/24/2007        16,100       38,500
---------------------------------------------------------------------------------------------------------------------

 (/1/) No stock appreciation rights ("SARs") have been granted to any employee.

 (/2/) These options become exercisable in one-fifth increments over a five-year period beginning from the date of grant. The Compensation Committee may accelerate the exercisability of the options.

 (/3/) The exercise price of each option is equal to the fair market value per share of the Company's Common Stock on the date of grant.

 (/4/) The potential realizable values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates prescribed by the Securities and Exchange Commission. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value actually realized by an executive will be at or near the values indicated in the table.

 The following table sets forth information with respect to options exercised during the fiscal year ended January 29, 2000 and the number and value of options held at the end of such fiscal year for each of the executive officers for whom information is given in the Summary Compensation Table.

   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
                                  Values(/1/)

-----------------------------------------------------------------------------------------------------

                                            Number of Securities Underlying   Value of Unexercised
                                               Unexercised Options/SARs     In-the-Money Options/SARs
                         Shares                      at FY-End (#)             at FY-End(/2/) ($)
                        Acquired    Value   ------------------------------- -------------------------
                       on Exercise Realized          Exercisable/                 Exercisable/
                           (#)       ($)             Unexercisable                Unexercisable
-----------------------------------------------------------------------------------------------------
Suart C. Siegel              0       $ 0                       0/0                       0/0
Donald W. Colbert            0       $ 0            124,800/44,100                       0/0
Robert J. Taphorn            0       $ 0             41,600/21,200                       0/0
Robert E. Knowles            0       $ 0             81,600/21,200                   1,800/0
Weldon J. Wirick, III        0       $ 0              35,100/7,200                     400/0
-----------------------------------------------------------------------------------------------------

 (/1/) No SARs have been granted to or exercised by any employee.

 (/2/) Difference between fair market value and exercise price at fiscal year end.

1995 Stock Purchase Loan Program

 In 1995, the Company adopted, with shareholder approval, the Stock Purchase Loan Plan under which the Compensation Committee may approve loans to officers and other key management employees of the Company for the purpose of acquiring shares of the Company's Common Stock. The plan is intended to attract and retain key employees and to provide incentives for management to achieve the Company's current and long-term strategic goals. Pursuant to the plan, the Compensation Committee authorized and the Company made an aggregate of $1.5 million in loans in 1995 to a total of 17 officers (the "1995 Loan Program"). An aggregate of 214,275 shares of Common Stock were purchased pursuant to the 1995 Loan Program. Pursuant to the plan, the Compensation Committee authorized and the Company made an aggregate of $1.5 million in loans in 1999 to a total of 16 officers (the "1999 Loan Program"). An aggregate of 175,812 shares of Common Stock were purchased pursuant to the 1999 Loan Program.

 Each outstanding loan has a term of seven years but becomes due and payable up to one year following a termination of the participant's employment. A loan may be prepaid without penalty at any time and is subject to mandatory repayments equal to a specified percentage of any net annual cash bonus paid to the participant. The loans bear interest, compounded annually, at a rate equal to the Applicable Federal Rate rounded upward to the nearest 0.25%. The interest rate, which is currently 5 3/4% for the 1995 Loan Program and 4 3/4% for the 1999 Loan Program, will be adjusted annually for changes in the Applicable Federal Rate. Each loan is secured by a pledge to the Company of the shares of Common Stock acquired with the loan proceeds. The shares are subject to additional restrictions on transfer which lapse as to one-third of the shares on each of the second, third and fifth anniversaries of the date of the loan. These restrictions do not apply to certain transfers such as those to family members for tax or estate planning purposes.

 The 1995 and 1999 Loan Programs allow participants to achieve forgiveness of all or a portion of the interest accruing on a loan during a fiscal year (a "Performance Period") based on the Company's achievement of the performance goals established by the Compensation Committee for such Performance Period. If a participant's employment is terminated due to death or disability or a termination by the Company without cause within two years following a change of control, all interest accrued during the then current Performance Period as well as all future interest will be forgiven. A participant who retires at or after normal retirement age will be entitled to a prorated amount of any interest forgiveness otherwise achieved for such Performance Period. Otherwise, a participant must still be employed by the Company at the end of a Performance Period to be eligible for forgiveness of any interest accrued during such Performance Period.

 The 1995 and 1999 Loan Programs also permit up to 25% of the principal amount of a participant's loan to be forgiven dependent upon the participant's continued employment with the Company and retention of the shares acquired with the loan proceeds. If the participant remains continuously employed by the Company through the seventh anniversary of the date of the loan, a portion of the loan principal will be forgiven equal to 25% of the original principal amount multiplied by the ratio which the number of shares retained on the seventh anniversary bears to the number of shares originally acquired. Certain types of transfers, such as those to family members for tax or estate planning purposes, will not cause a reduction in the amount of loan principal forgiven. If the participant's employment is terminated prior to the seventh anniversary of the loan due to death or disability or a termination by the Company without cause within two years following a change of control, the participant will be entitled to principal forgiveness on the terms described above. A participant who retires at or after normal retirement age will be entitled to a prorated amount of such principal forgiveness based on the portion of the seven year period during which the participant was employed. Otherwise, a participant must still be employed on the seventh anniversary of the loan to be eligible for any forgiveness of loan principal. The following table shows, for each participating executive officer, the aggregate number of shares of Common Stock acquired with the proceeds of loans under the plan and the aggregate amount of all loan principal and accrued interest outstanding as of March 17, 2000.

                        Number
                       of Shares     Amount
        Name           Purchased Outstanding ($)
        ----           --------- ---------------
Stuart C. Siegel         55,857     $333,500
Donald W. Colbert       101,200     $800,300
Robert J. Taphorn        47,386     $366,700
Robert E. Knowles        47,386     $376,400
Weldon J. Wirick, III    17,746     $147,100
Robert F. Videtic         9,174     $ 71,500

Deferred Compensation Agreements

 The Company has deferred compensation agreements with each of Messrs. Siegel, Colbert, Knowles and Wirick. These agreements provide for specified payments if the executive has been employed by the Company for at least 10 years. Full benefits commence on the executive's normal retirement date (generally, age
65). If the executive terminates employment after his early retirement date (generally, age 55) but before his normal retirement date, the benefits are reduced by 5% per year for each year by which payment starts before his normal retirement date. The benefits are payable on a monthly basis for life and are guaranteed for 10 years if the executive dies. The guaranteed payments after death are payable to the executive's beneficiary. The annual amount of the normal retirement benefits payable under the agreements for Messrs. Colbert, Knowles and Wirick is $81,257, $41,953 and $24,289, respectively. Mr. Siegel's agreement provides for an annual benefit of $66,495 on the terms described above based on a normal retirement date of age 55. Mr. Siegel is also entitled to a supplemental annual benefit of $64,723, payable for 20 years commencing upon his termination of employment at or after reaching age 65. If Mr. Siegel terminates employment after age 60 but before age 65, the supplemental benefit is reduced by 5% per year for each year by which payment commences before age
65. No supplemental benefit is payable if Mr. Siegel terminates employment before age 60. In certain cases, the present value of the benefits under the foregoing agreements (calculated using an 8% discount rate) may be paid to the executive, or following the executive's death to his beneficiary, in a lump sum or other manner.

REPORT OF THE COMPENSATION COMMITTEE

 The Compensation Committee, which is composed of four non-management directors of the Company, sets executive compensation levels and establishes and administers short-term and long-term incentive programs. The Committee believes that the most effective executive compensation program provides incentives to achieve both current and longer-term strategic goals of the Company, with the ultimate objective of enhancing shareholder value. The Company's compensation package for its executive officers consists of base salary, annual performance based bonuses, stock option grants and the opportunity to acquire shares of Common Stock under the Company's Stock Purchase Loan Plan.

 Each year, the Committee reviews proposals submitted by the Chief Executive Officer with respect to senior executives' (other than the Chief Executive Officer's) annual salary, performance goals and bonuses for the following year as well as achievements for the prior year, performance targets under the Stock Purchase Loan Plan, and stock option grants. In evaluating these proposals, the Committee considers (1) the individual executive officer's performance and level of contribution, including evaluations by the Chief Executive Officer with respect to other executive officers, (2) the Company's performance during the last fiscal year in relation to its financial goals, and (3) whether the proposals are consistent with the Committee's policies on executive compensation.

 During fiscal 1999 as part of the Committee's continuing review process, the Committee engaged a nationally recognized compensation consultant to evaluate the Company's executive compensation practices. The Committee considered the consultant's recommendations about the Company's stock incentive program and some of those recommendations are reflected in the proposed 2000 Stock Purchase Loan Plan submitted for shareholder approval. The Committee will consider other recommendations of the consultant in establishing compensation levels and programs for fiscal 2001 and later years.

 The Committee believes that a significant portion of an executive's total compensation should be subject to Company and individual performance criteria. Base salary amounts are generally set at the levels believed by the Committee to be necessary to attract and retain qualified individuals when considered along with the performance based components of the Company's compensation package. The Committee determined that executive officers' base salaries should be increased from zero percent to approximately three percent in fiscal 2000 with a view to keeping total compensation competitive.

 The Company's annual bonus plan provides incentives to achieve current strategic goals of the Company and to maximize individual performance. At the beginning of each year, the Committee sets threshold, target and maximum bonus amounts for each executive officer. Consistent with the Company's compensation philosophy, these potential bonus amounts are set at a significant percentage of the executive officer's salary for such year, typically between 10% and 70%. The bonus percentages were the same for fiscal 2000 as for fiscal 1999 for officers continuing in the same positions. The determination of the amount of the bonus, if any, to be paid is made after the end of the year by the Committee based on the degree to which the Company has achieved the performance goals established by the Committee, measured primarily by earnings per share and partially by return on equity for executive officers for fiscal 2000. For other officers, the officer's individual performance and level of contribution during the previous year are also considered. If the minimum, target or maximum goals are met, the executive officer may receive the threshold, target or maximum bonus amount respectively, depending on the Committee's evaluation of the executive's individual performance. Similarly, if the Company's actual performance for a year falls between any of these goals, the executive officer may receive a prorated portion of the next highest bonus amount. In some cases, the Committee may adjust the bonus percentages and performance targets during the fiscal year on a prospective basis. The Company's earnings per share and return on equity for fiscal 2000 were below the minimum goals resulting in no bonus payouts based on corporate performance.

 Grants of stock options to the Company's executive officers under the 1999 Stock Incentive Plan provide incentives to achieve the Company's long-term performance objectives. Because the value of stock options is entirely a function of the value of the Company's stock, the Committee believes that this component of the Company's compensation package aligns the interests of executive officers with those of the Company's shareholders. The Committee determined whether a grant would be made to an executive officer, and if so in what amount, based primarily on the Committee's subjective evaluation of the executive officer's potential contribution to the Company's future success, the level of incentive already provided by the number and terms of the executive officer's existing stock option holdings and the market price of the Company's Common Stock. The Committee also considered the recommendations of the compensation consultant as to the amount and terms of options to be awarded. The Committee found that its existing option grant practices were substantially in line with the consultant's recommendations with the result that only minor adjustments to the amounts and terms of the grants were determined to be appropriate. The numbers of options granted in fiscal 2000 to the executive officers were in the low to mid range of the consultant's recommendations. The Grants to named executive officers for fiscal 2000 are shown on the Option/SAR Grants in Last Fiscal Year table that precedes this report.

 Under the Stock Purchase Loan Plan, an aggregate of $1.5 million in loans were made by the Company in 1995 to the executive officers and other key management employees to acquire an aggregate of 214,275 shares (the "1995 loan program"). During 1999, the Committee approved an additional $1.5 million in loans that executive officers and other key management employees used to acquire an aggregate of 175,812 shares (the "1999 loan program"). The 1995 and 1999 loan programs allow participants to achieve forgiveness of all or a portion of the interest on the loans based upon the Company's achievement of performance goals established by the Committee. For each loan program, minimum, target and maximum goals were established which could result in forgiveness of 25%, 50% or 100%, respectively, of the loan interest accruing during fiscal 2000, with the amount being forgiven prorated for performance that fell between any of the goals. The performance criterion and the targets for fiscal 2000 were the same as those established for purposes of the Company's annual bonus plan. The Company's performance was below the minimum goals resulting in no forgiveness of the loan interest accruing in fiscal 2000. The 1995 loan program and the 1999 loan program also permit up to 25% of the principal amount of a participant's loan to be forgiven dependent upon the participant's continued employment with the Company and based on the amount of stock acquired under the program which the participant has retained. A more detailed description of the 1995 loan program and the 1999 loan program appear elsewhere in the Proxy

Statement. The Committee believes that the plan, by encouraging management's acquisition and retention of the Company's Common Stock and by tying interest forgiveness to Company performance, provides incentives for management to achieve both the Company's long-term performance objectives and its current strategic goals.

 The Committee determined the compensation for Mr. Siegel, the Company's Chairman and Chief Executive Officer, for fiscal 2000 in a manner consistent with its policies and procedures. The Committee considered that Mr. Siegel had set a strategic direction for the Company that emphasizes shareholder value. The Committee reviewed the Company's improved performance compared to the prior year. The Committee determined that Mr. Siegel's base salary for fiscal 2000 should remain unchanged. The Committee historically has not granted stock options to Mr. Siegel because of the level of his existing stock ownership in the Company. Therefore, the Committee generally sets Mr. Siegel's bonus amounts at a greater percentage of base salary than those set for other executives. The threshold, target and maximum potential bonus amounts for Mr. Siegel were set at 24%, 48% and 72%, respectively, for fiscal 2000. The performance goals were the same as for the other executive officers. The Company performed below its minimum goals for fiscal 2000 so no bonus was paid to Mr. Siegel under the annual bonus program.

 Under the 1995 loan program, Mr. Siegel borrowed an amount that he used to purchase shares representing approximately 85% of his annual base salary for the year of the purchase. Due to the level of Mr. Siegel's existing stock ownership in the Company and to allow additional amounts to be available for other officers, Mr. Siegel did not borrow under the 1999 loan program. The performance targets and potential forgiveness percentages for Mr. Siegel under the 1995 loan program for fiscal 2000 were the same as for other executive officers. None of the fiscal 2000 interest on Mr. Siegel's loan was forgiven under the 1995 loan program.

 Mr. Siegel also participates in the Company's deferred compensation program. The Committee has determined that the total Company-provided retirement benefits for Mr. Siegel are projected to be at the median level for chief executive officers based on earlier survey data from a broad range of companies. A more detailed description of these retirement benefits appears elsewhere in the Proxy Statement.

 Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1,000,000 individual limit on the amount of compensation that will be deductible by the Company with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers. Performance based compensation that meets certain requirements will not be subject to the deduction limit. The Committee, with the assistance of the Company's legal counsel, has reviewed the impact of Section 162(m) on the Company and believed it was unlikely that the compensation paid to any executive officer during fiscal 2000 would exceed the limit. The proposed 2000 Stock Purchase Loan Plan is designed to comply with Section 162(m) as described elsewhere in the Proxy Statement. The Committee will continue to monitor the impact of the Section 162(m) limit and to assess alternatives for avoiding loss of tax deductions in future years to the extent that the alternatives would be consistent with the Committee's compensation philosophy and in the best interests of the Company. Messrs. Lewis and Perry have been appointed as a subcommittee to act on matters where qualification of compensation as performance-based is appropriate.

Compensation Committee

Robert L. Burrus, Jr., Chairman
Selwyn S. Herson
Andrew M. Lewis
Troy A. Peery, Jr.

Compensation Committee Interlocks and Insider Participation

 Mr. Burrus, a member of the Compensation Committee, is a partner in the law firm of McGuire, Woods, Battle & Boothe LLP, which has served as counsel to the Company on a regular basis since 1979.

                               PERFORMANCE GRAPH

 Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of companies in the Nasdaq Market Value Index for U.S. companies and the Nasdaq Retail Trade Index for the period of five years commenced on January 28, 1995, and ended on January 29, 2000.

                                    [GRAPH]

              1/28/95  1/27/96   1/25/97   1/31/98   1/30/99  1/29/00
              -------  -------   -------   -------   -------  -------
S&K            100.0     79.3     137.9     175.6     137.9     91.4
Nasdaq Market  100.0    140.0     184.3     217.0     338.7    506.7
Nasdaq Retail  100.0    113.0     139.0     162.1     198.7    164.0


 Media General Financial Services supplied the data for the Company and the Nasdaq Market Value Index. Center for Research in Security Prices (CRSP) supplied the data for the Nasdaq Retail Trade Index.

                                PROPOSAL NO. 2
                   Approval of 2000 Stock Purchase Loan Plan

Introduction

 On March 21, 2000, the Board of Directors adopted the 2000 Stock Purchase Loan Plan (the "Plan") subject to shareholder approval. The principal features of the Plan are summarized below. This summary is qualified by reference to the complete text of the Plan, which is attached as Exhibit A.

General

 The Plan is intended to attract and retain key employees through the availability of loans from the Company to acquire Common Stock. Common Stock may be purchased under the Plan directly from the Company or in the open market. The maximum amount of Common Stock which may be acquired under the Plan is the lesser of 475,000 shares or the amount that can be acquired with loans of an aggregate principal amount of $3,000,000. The maximum aggregate principal amount of new loans may not exceed $1,500,000 in any one fiscal year. In the event of a stock dividend, stock split or combination of shares, recapitalization, merger or other similar change, appropriate adjustments will be made in the number and kind of shares available for acquisition under the Plan and other relevant provisions.

Administration

 The Plan will be administered by the Compensation Committee (the "Committee"). The Committee has the complete discretion to determine which eligible employees will receive loans, when a loan will be made and, subject to the terms of the Plan, the terms, conditions, nature and amount of a loan. The Committee will have the authority to impose any limitation or condition upon a loan that the Committee deems appropriate to achieve the objectives of the Plan. The Committee may, subject to such conditions as it may determine, extend the time for repayment or otherwise modify the terms of an outstanding loan but any such modification may not adversely affect a participant's rights thereunder without his or her consent.

Eligibility

 Loans may be made under the Plan to officers and those other employees of the Company who hold positions with management responsibilities. The Plan provides for individual limits on the maximum aggregate principal amount of loans outstanding under the Plan to individual participants. Those limits are based upon a percentage of the participant's annual salary as follows: 250% of annual salary for officers determined by the Committee to be "executive officers" for purposes of the Plan (four persons), 150% of annual salary for officers determined by the Committee to be "senior officers" for purposes of the Plan (two persons), and 100% of annual salary for all other eligible employees (approximately 13 persons). In addition, the maximum number of shares that can be acquired with loans under the Plan by any one participant in a fiscal year is 100,000.

Loan Terms

 The Committee will establish as to each loan a minimum principal amount, the interest rate, the terms of repayment and any other terms and conditions consistent with the Plan. Each loan will be a full recourse obligation of the participant and will be secured by the shares of Common Stock acquired with the loan proceeds (the "Shares"). At the time a loan is made, the Committee may impose restrictions on the participant's ability to sell, encumber or otherwise dispose of the Shares. The interest rate on a loan may not be less than the Applicable Federal Rate in effect at the time the loan is made or, in the case of a variable rate, at the time the interest rate is adjusted. Loans will have an initial term of not more than ten years and unless otherwise determined by the Committee at the time the loan is made, will become due and payable 90 days following termination of the participant's employment. A loan may provide for mandatory payments of principal and interest at times and in amounts determined by reference to bonus and incentive payments made by the Company to the participant. The purchase price of Common Stock acquired from the Company under the Plan will be the fair market value of the Common Stock on the date of acquisition or, if earlier, the date the Committee approves the loan and the participant agrees to acquire the Common Stock subject to approval of the Plan by the Company's shareholders. Pursuant to its authority under the Company's 1999 Stock Incentive Plan, as previously approved by shareholders, the Committee may authorize grants of stock options under such plans conditioned upon an eligible employee's participation in the Plan.

 As determined by the Committee, a loan may provide for forgiveness of (i) all or a portion of the interest based upon Company performance and/or (ii) up to 25% of the principal amount thereof based upon Company performance, continued employment by the participant and/or retention of the Shares by the participant. A loan may also provide for such forgiveness of interest and up to 25% of the principal upon a termination of the participant's employment due to death, disability or normal retirement, or upon a termination by the Company without cause (or a resignation by the participant with good reason) following a change of control.

 If the Committee determines that a loan will include provision for forgiveness of interest or principal, based upon the Company's achievement of performance goals, such goals will be established by the Committee prior to or during the term of the loan utilizing one or more of the following criteria: earnings per share before income taxes, net income before income taxes and return on equity. The performance goals may be based on Company performance over individual fiscal years or over multiple fiscal years (any such period, a "Performance Period") and will generally be established within 90 days after the start of each Performance Period. At the time the performance goals are established, the Committee will determine their relative weight (if more than one criterion is used) and the portion of the interest which has accrued during such period and/or the principal which will be forgiven based on the extent to which the performance goals are achieved. Except as otherwise provided by the Plan or the loan documents, a Participant must be employed by the Company at the end of the Performance Period to be eligible for such forgiveness. All determinations regarding the extent to which any performance goals have been achieved will be made by the Committee and certified in writing prior to the forgiveness of any interest or principal based on such performance.

Change of Control

 As previously discussed, a loan may provide for forgiveness of interest and/or up to 25% of principal upon termination of a participant's employment following a change of control. A "change of control" occurs (i) when there is a change in the composition of a majority of the Board of Directors when compared with those who are currently serving and any new members whose nomination or election is approved by a majority of the current members of the Board of Directors (including members of the Board of Directors previously so approved), (ii) upon consummation of a reorganization, merger or consolidation which results in the shareholders of the Company immediately prior to such transaction owning less than a majority of the outstanding common stock or voting power of the corporation resulting from such transaction, (iii) upon consummation of the liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the Company's assets, or (iv) when a person or group of persons acting in concert acquires 20% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding voting securities (but excluding for this purpose an acquisition by the Company, a subsidiary or employee benefit plan of the Company, or any corporation with respect to which, immediately following such acquisition, a majority of the outstanding common stock and a majority of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by the persons who were formerly the shareholders of the Company and such persons hold such common stock and voting power in substantially the same proportion as they previously held the Company's Common Stock).

Termination and Amendment

 If not sooner terminated by the Board of Directors, the Plan will terminate on March 25, 2010. No loans may be made under the Plan after its termination. The Board of Directors may amend the Plan in such respects as it deems advisable, provided that the shareholders must approve any amendment to the Plan which increases the total amount of Common Stock available for purchase with loans under the Plan or the total amount of loans which may be made under the Plan.

 The Board of Directors recommends that you vote FOR approval of the Stock Purchase Loan Plan.

                                PROPOSAL NO. 3
                   Ratification of Selection of Accountants

 PricewaterhouseCoopers LLP, Richmond, Virginia, has been selected by the Board of Directors as independent accountants of the Company for the current year, subject to ratification by the

Shareholders. If the Shareholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider its selection of independent accountants for the current year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.

 The Board of Directors recommends that you vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the current year.

                                 OTHER MATTERS

 The Board of Directors knows of no other matters which are likely to be brought before the meeting; however, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgments on such matters.

                    SHAREHOLDER PROPOSALS FOR 2001 MEETING

 Proposals of Shareholders intended to be included in the Proxy Statement for the 2001 annual meeting must be received by the Company at its principal executive offices no later than December 8, 2000. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

 With respect to shareholder proposals not included in the Company's Proxy Statement for the 2001 annual meeting, the persons named in the Board of Directors' proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934 including with respect to proposals received by the Company after February 22, 2001.

By Order of the Board of Directors,

/s/ Robert E. Knowles

Robert E. Knowles
Secretary

April 7, 2000

EXHIBIT A

                           S & K FAMOUS BRANDS, INC.

                         2000 STOCK PURCHASE LOAN PLAN

   1. Purpose. The purpose of this S&K Famous Brands, Inc. 2000 Stock Purchase Loan Plan is to attract and retain key employees through the availability of loans to acquire Company Stock.

   2. Definitions. As used in the Plan, the following terms have the meanings indicated:

     (a) "Act" means the Securities Exchange Act of 1934, as amended.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Cause" means:

       (i) Misappropriation or embezzlement of corporate funds;

       (ii) Conviction of a felony involving moral turpitude or which in the opinion of the Committee or its duly authorized designee brings the Participant into disrepute or causes material harm to the Company's business, customer or supplier relations, financial condition or prospects;

       (iii) Material violation of any statutory or common law duty of loyalty to the Company; or

       (iv) Willful or material breach of a Participant's confidentiality, non-competition, or any similar agreements with the Company.

     (d) "Change of Control" means:

       (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

       (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act); or

       (iii) Consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

     (e) "Committee" means the committee appointed by the Board as described in Section 8.

     (f) "Company" means S&K Famous Brands, Inc., a Virginia corporation.

     (g) "Company Stock" means the common stock, $0.50 par value, of the Company. If the par value of the Company Stock is changed or in the event of a change in the capital structure of the Company, merger or similar event, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

     (h) "Date of Loan" means the date as of which a Loan is disbursed and the Note evidencing the Loan is issued.

     (i) "Disability" means a physical or mental condition that, in the judgment of the Committee based upon competent medical evidence satisfactory to the Committee, totally and permanently prevents the Participant from engaging in substantial gainful employment with the Company in any capacity suitable and appropriate for an individual with his or her background, training and experience. The Committee's determination shall be conclusive.

     (j) "Executive Officer" means an officer of the Company who is determined to be an Executive Officer for purposes of the Plan. The determination of the Committee whether an employee qualifies as an Executive Officer shall be final and conclusive.

     (k) "Fair Market Value" means, if the Company Stock is traded on an exchange or the over-the-counter market, the last sale price of the Company Stock on such day as reported by the Wall Street Journal or the last bid price if there are no sales on such day.

     (l) "Fiscal Year" means the fiscal year of the Company.

     (m) "Good Reason" means there has been a material reduction in the Participant's compensation or benefits, or a material adverse change in the Participant's status, working conditions or management responsibilities or the Participant is required to change his place of employment by more than 50 miles from his place of employment.

     (n) "Loan" means a loan to a Participant under the 2000 Stock Purchase Loan Plan to acquire Company Stock which shall be evidenced by a promissory note of the Participant and such other documents as determined by the Committee.

     (o) "Note" means a promissory note evidencing a Loan to a Participant.

     (p) "Participant" means any employee who receives a loan under the Plan.

     (q) "Performance Criteria" means the criteria selected by the Committee to measure Company performance for purposes of Section 6 from among one or more of the following measurements: earnings per share calculated before payment of income taxes, net income before income taxes, or return on equity.

     (r) "Performance Goal" means the level of performance as to each Performance Criteria, as established by the Committee pursuant to Section 6, that will result in a partial or complete forgiveness of interest or principal due under a Note.

     (s) "Retirement" means termination at or after the Normal Retirement Date as defined in the employee's Deferred Compensation Agreement, or if the employee has no such agreement, the S&K Famous Brands, Inc. Employees' Savings/Profit Sharing Plan.

     (t) "Senior Officer" means an officer of the Company who is determined to be a Senior Officer for purposes of the Plan. The determination of the Committee whether an employee qualifies as a Senior Officer shall be final and conclusive.

     (u) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Internal Revenue Code section 424(f).

   3. Eligibility.

     (a) All present and future employees who hold positions with management responsibilities with the Company (or any parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible for selection to receive Loans under the Plan. The Committee shall have the power and complete discretion to select eligible employees to receive Loans.

     (b) The grant of a Loan shall not obligate the Company or any parent or Subsidiary of the Company to pay an employee any particular salary, to continue the employment of the employee after the Loan, or to make further Loans to the employee at any time thereafter.

   4. Maximum Amount of Loans.

     (a) The maximum amount of Company Stock available under the Plan is the lesser of 475,000 shares or the amount of Company Stock that can be acquired with Loans of an aggregate principal amount of $3,000,000. The aggregate principal amount of new Loans may not exceed $1,500,000 in any one Fiscal Year.

     (b) Subject to subsection (a), the maximum amount of Loans available to Participants for any Fiscal Year shall be determined by the Committee from time to time. The Committee shall establish procedures for the allocation among eligible employees of any amount available for Loans. The maximum number of shares that can be acquired with a Loan by any Participant in one Fiscal Year is 100,000.

     (c) The maximum aggregate principal amount of all Loans outstanding for a Participant shall be determined as follows:

       (i) Executive Officers--250% of annual salary.

       (ii) Senior Officers--150% of annual salary.

       (iii) Other eligible employees--100% of annual salary.

   The maximum amount of a Loan for a Participant shall be determined at the Date of Loan and shall not be affected by any subsequent change in the Participant's annual salary or job classification.

   5. Loan Terms.

     (a) Subject to the further provisions of Section 5, the Committee shall have the power and complete discretion to determine for each Participant the terms, conditions, nature and amount of a Loan.

     (b) The Committee shall establish as to each Loan a minimum principal amount, the interest rate on the Loan, the method of calculating the interest on the Loan, the terms of repayment, and any other terms and conditions consistent with the Plan that are deemed appropriate by the Committee. All Loans made pursuant to the Plan shall include the following provisions:

       (i) All Company Stock acquired from the Company with a Loan shall be acquired at Fair Market Value at the date of the acquisition, or, if a Loan is subject to shareholder approval, at the date the Loan was approved and the Participant commits to acquiring the Company Stock.

       (ii) A Loan shall be a full recourse obligation of the Participant.

       (iii) A Loan shall be secured by the Company Stock acquired with the Loan.

       (iv) The initial term of a Loan shall be no more than ten (10) years from the Date of Loan.

       (v) The interest rate on a Loan shall be not less than the applicable federal rate as determined under Internal Revenue Code section 1274(d) at the time the Loan is made or whenever the interest rate is adjusted.

       (vi) A Loan shall be due in full ninety (90) days after the Participant terminates employment with the Company unless a different period is provided in the Loan agreement.

       (vii) All Company Stock acquired with a Loan shall be acquired in compliance with the Company's securities law compliance program.

     (c) As determined by the Committee, a Loan may provide for (i) forgiveness of up to twenty-five percent (25%) of the principal of the Loan upon the achievement of Performance Goals pursuant to Section 6, continued employment and/or retention of the Company Stock by the Participant and/or
  (ii) forgiveness of all or a portion of the interest on the Loan upon achievement of Performance Goals pursuant to Section 6. As determined by the Committee, a Loan may also provide for such forgiveness of interest and/or up to 25% of principal upon termination of the Participant's employment due to death, Disability, Retirement or termination by the Company without Cause (or a resignation by the Participant with Good Reason) following a Change of Control.

     (d) At any time, the Committee may, in its sole discretion, and subject to such conditions as it may impose or authorize, extend the time for repayment of a Loan or make other adjustments to a Loan, provided that a change to a Loan shall not, without the consent of the Participant, adversely affect a Participant's rights under such Loan.

     (e) At the time a Loan is made, the Committee may impose restrictions on the Participant's ability to sell, encumber, or otherwise dispose of the Company Stock acquired with the Loan.

     (f) A Loan may provide for mandatory payments of principal and interest at times and in amounts determined by reference to bonus and incentive payments made or to be made by the Company to the Participant.

     (g) The Company may place on any certificate representing Company Stock acquired or held with the proceeds of a Loan any legend deemed desirable by the Company's counsel to comply with federal or state securities laws and to disclose the restrictions, if any, on dispositions imposed by the Committee.

   6. Performance-Based Forgiveness. At its discretion, the Committee may determine that a Loan shall include provisions for the possible forgiveness of interest and/or principal based on Company performance. If the Committee determines that a Loan shall include provision for possible forgiveness of interest and/or principal based on performance, the following provisions shall apply:

     (a) Within 90 days after the start of a Fiscal Year, the Committee shall select the Performance Criteria to be used and the extent to which each Performance Criteria shall be weighted. The Committee shall also establish the Performance Goals applicable to the Loan. The Committee may vary the Performance Criteria selected, the weighting of the Performance Criteria, and the Performance Goals from Fiscal Year to Fiscal Year. The Committee may establish Performance Goals based on performance over multiple Fiscal Years.

     (b) The Committee shall determine the amount of interest and/or principal that shall be forgiven depending upon whether, or the extent to which, the Performance Goals have been achieved. The Performance Criteria, their weighting, Performance Goals, potential interest and/or principal forgiveness that are established for a Loan shall be disclosed to the Participant on a performance schedule. The schedule shall contain a mathematical formula that provides the amount of the forgiveness based on the extent to which the Performance Goal for each Performance Criteria is achieved.

     (c) At such times as required under a performance schedule, the Committee shall determine the achievement of the Performance Goals and the resulting amount of interest and/or principal, if any, that shall be forgiven under the performance schedule. The Committee's determination of the achievement of the Performance Goals shall be certified in writing prior to the forgiveness of any interest and/or principal. All determinations regarding the extent to which any Performance Goals have been achieved will be made by the Committee.

   7. Effective Date of the Plan. This Plan shall be effective on March 24, 2000, subject to approval by the shareholders of the Company.

   8. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 25, 2010. No Loans shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that no change shall be made that increases the total amount of Company Stock available for Loans or the amount of available Loans under the Plan unless such change is authorized by the shareholders of the Company. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect the Participant's rights under a previously granted Loan.

   9. Administration of the Plan.

     (a) The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. The Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon a Loan that the Committee deems appropriate to achieve the objectives of the Plan. The Committee shall have the authority to interpret the Plan and its interpretations shall be binding on all parties. The Board may establish and revise from time to time rules and regulations for the Plan. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

     (b) The Committee will have full and complete authority, in its sole absolute discretion, to implement and administer the provisions of Section
  6. The actions and determinations of the Committee on all matters relating to Section 6 will be final and conclusive.

   10. Change in Capital Structure. In the event of a stock dividend, stock split or combination of shares, recapitalization or merger or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons, and the Committee may take such other actions with respect to outstanding Loans as the Committee deems appropriate. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes, provided that a change to a Loan shall not, without the consent of the Participant, adversely affect a Participant's rights under such loan.

   11. Nontransferability of Loans. Loans and all rights associated with Loans, by their terms, shall not be transferable by the Participants except by will or by the laws of descent and distribution.

   12. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company--at its principal business address to the attention of the Chief Financial Officer; (b) if to any Participant--at the last address of the Participant known to the sender at the time the notice or other communication is sent.

                                  [S&K LOGO]

                            S&K FAMOUS BRANDS, INC.

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all previous proxies, hereby appoints Robert
E. Knowles and Frederick W. Berens, and each of them with full power of substitution to each, proxies (and if the undersigned is a proxy, substitute proxies) and attorneys to represent the undersigned at the Annual Meeting of Shareholders of S&K Famous Brands, Inc., to be held at the Hyatt Richmond Hotel located at 6624 West Broad Street, Richmond, Virginia, at 10:00 a.m., E.D.T., on May 18, 2000, and at any and all adjournments thereof, and to vote as designated on the reverse hereof, all of the Common Shares of S&K Famous Brands, Inc., par value $.50 per share, held of record by the undersigned on April 5, 2000, as fully as the undersigned could do if personally present.

                           (continued on other side)

                             FOLD AND DETACH HERE

Please mark your votes as indicated in this example  [X]


1. ELECTION OF DIRECTORS
   FOR all nominees listed (except      WITHHOLD AUTHORITY to vote
   as marked to the contrary) [ ]       for all nominees listed [ ]

(Instruction: To withhold authority to vote for any individual, strike a line through the nominee's name in the list provided below.)

  S. Siegel, R. Burrus, D. Colbert, S. Herson, A. Lewis, S. Markel, T. Peery,
                                  M. Wishnack

2. PROPOSAL TO APPROVE THE COMPANY'S 2000 STOCK PURCHASE LOAN PLAN.
                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

3. PROPOSAL TO RATIFY THE SELECTION OF PricewaterhouseCoopers LLP as the independent accountants of the Company.

                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Receipt of the Secretary's Notice of and the related Proxy Statement for the Annual Meeting of Shareholders to be held on May 18, 2000, is hereby acknowledged.

Please sign exactly as name appears to the left. When shares are held by two or more persons as joint tenants, any of such persons may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _________________________ , 2000

_______________________________________
       Shareholder's Signature

_______________________________________
Shareholder's Signature if held jointly

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                             FOLD AND DETACH HERE